Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Kristine D. Brenner

Director of Investor Relations

(810) 257-2506

kristine.brenner@citizensbanking.com

Citizens Republic Bancorp Reports Fourth Consecutive Quarterly Profit

•	Net income attributable to common shareholders was $19 million or $0.47 per share for the first quarter

•	Improved earnings for the quarter were driven by a 44% reduction in provision expense as credit trends continue to improve

•	C&I loan portfolio grew by 7%

•	As announced last week, the written agreement with our regulators was terminated

•	Anticipate restoring our deferred tax asset in the second quarter with the continuation of positive earnings and performance trends

FLINT, MICHIGAN, April 26, 2012 — Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced net income attributable to common shareholders of $18.9 million or $0.47 per diluted share for the three months ended March 31, 2012, compared to $12.3 million or $0.31 per diluted share for last quarter.

“We are very pleased to report our fourth consecutive quarter of profitability. We continue to successfully execute on our strategies and organically grow our strong capital position,” commented Cathleen Nash, president and chief executive officer.

“With continued positive performance of earnings and credit quality, we expect to fully restore the deferred tax asset next quarter,” added Ms. Nash.

Balance Sheet

The balance sheet grew modestly to $9.6 billion compared to year end as a result of core deposit growth. Core deposits were up $263.6 million or 5% over last quarter, reflecting our focus on generating and growing core deposit relationships. This growth in core deposits was deployed in investment securities. Time deposits at March 31, 2012 decreased $168.2 million or 8% from last quarter as we continue to strategically reduce high cost single service and brokered time deposits. Loan balances were essentially unchanged compared to last quarter as the growth in our C&I portfolio was offset by declines in our CRE, home equity and residential mortgage portfolios.

Capital

Citizens continues to grow capital organically through earnings and maintains a strong capital position.

	Regulatory Minimum for “Well-	March 31,	December 31,	March 31,
Capital Ratios	Capitalized”	2012	2011	2011

Leverage ratio	5.00%	8.71%	8.45%	7.39%
Tier 1 capital ratio	6.00	13.70	13.51	11.90
Total capital ratio	10.00	14.97	14.84	13.24
Tier 1 common equity (non-GAAP)		7.49	7.24	5.93
Tangible equity to tangible assets (non-GAAP)		7.78	7.59	6.57
Tangible common equity to tangible assets (non-GAAP)		4.68	4.47	3.59

Net Interest Income and Margin

Net interest margin was 3.56% in the first quarter of 2012, a slight decrease from last quarter and a slight increase from the first quarter of last year. The decrease from last quarter was due to lower investment securities yields and a reduction in average loan balances, partially offset by declining deposit costs and reductions in high-cost funding. The slight increase from the first quarter of last year was due to declining deposit costs, reducing reliance on high-cost funding, and lower levels of non-performing assets, partially offset by lower investment securities yields.

Net interest income was $76.1 million for the first quarter of 2012, a decrease of $1.9 million from last quarter and a decrease of $2.5 million from the first quarter of last year. The decrease from the fourth quarter was due to the reduction in net interest margin while the decrease from the first quarter of 2011 reflects a reduction in average earning assets.

Credit Quality

Credit quality continues to benefit from the emphasis we have placed on improving the risk characteristics in our portfolios.

•	Total delinquencies decreased 22% from March 31 of last year to $40.0 million and currently represent 0.72% of portfolio loans.

•	Nonperforming assets declined to $90.6 million, an 11% decrease from the end of December and a decrease of 48% from March 31 of last year.

•

Net charge-offs for the first quarter decreased to $28.1 million, compared to $32.6 million last quarter and $160.6 million in the first quarter of last year. First quarter 2012 activity included $7.1 million in consumer charge-offs that we do not expect to recur, related to the implementation of more conservative loss recognition parameters. First quarter 2011 includes activity related to the problem asset resolution initiatives.

•	The provision for loan losses was $8.4 million in the first quarter, compared with $15.0 million last quarter and $88.7 million in the first quarter of last year.

•

The allowance for loan losses was $153.0 million or 203% of nonperforming portfolio loans at March 31, 2012, compared to $172.7 million or 198% at the end of the prior quarter, and $224.1 million or 183% at the end of the first quarter last year.

Noninterest Income and Expense

Noninterest income was $24.2 million for the first quarter 2012, essentially unchanged from last quarter as gains on loans held for sale offset decreases in mortgage and other loan income and service charges on deposit accounts. Noninterest income increased $1.1 million or 5% over the first quarter of 2011, reflecting gains on loans held for sale, partially offset by a decrease in mortgage and other loan income.

Noninterest expense was $67.1 million for the first quarter of 2012, essentially unchanged from last quarter as gains on ORE and lower credit costs were offset by higher payroll tax expense and increases in benefit costs primarily related to the reinstatement of the employer matching in the 401(k) plan. Noninterest expense decreased $14.6 million or 18% from the first quarter of last year as losses on ORE and credit costs were significantly lower due to the completion of the problem asset resolution initiatives in early 2011. Additionally, FDIC insurance costs decreased as we moved to the small bank pricing model. These decreases were partially offset by higher salaries and incentives costs.

Conference Call

Citizens’ senior management will review the quarter’s results in a conference call at 10:00 a.m. ET on Friday, April 27, 2012. A live audio webcast is available on Citizens’ investor relations page at www.citizensbanking.com or by calling (800) 894-5910 (conference ID: Citizens Republic). To listen to the conference call, please connect approximately 10 minutes prior to the scheduled conference time.

A recording will be available approximately two hours after the completion of the conference call at www.citizensbanking.com, where it will be archived for 90 days.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this release includes non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, and the efficiency ratio. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business and performance trends, and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in this release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures. See our related Form 8-K for further discussion regarding these non-GAAP financial measures.

Corporate Profile

Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, and Wisconsin with 219 offices and 248 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 57th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.

Safe Harbor Statement

Discussions and statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.

Factors that could cause or contribute to actual results differing materially from Citizens’ expectations include the risks and uncertainties detailed from time to time in Citizens’ annual and quarterly filings with the SEC, which are available at the SEC’s web site www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims, any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Reverse Stock-Split Adjustment

All prior year shares outstanding and per share calculations have been adjusted to reflect the 1-for-10 reverse stock split that became effective July 1, 2011.

Consolidated Balance Sheets (Unaudited)

Citizens Republic Bancorp, Inc.

	March 31,	December 31,	March 31,
(in thousands)	2012	2011	2011
Assets
Cash and due from banks	$145,240	$153,418	$136,638
Money market investments	300,174	313,632	495,562
Investment Securities:
Securities available for sale, at fair value	1,492,985	1,312,733	2,119,416
Securities held to maturity, at amortized cost (fair value of $1,422,253, $1,487,550 and $541,646, respectively)	1,374,449	1,444,054	547,449

Total investment securities	2,867,434	2,756,787	2,666,865
FHLB and Federal Reserve stock	117,943	117,943	143,873
Portfolio loans:
Commercial and industrial	1,657,140	1,543,529	1,353,167
Commercial real estate	1,487,059	1,544,361	1,794,284

Total commercial	3,144,199	3,087,890	3,147,451
Residential mortgage	611,166	637,245	727,304
Direct consumer	903,238	933,314	1,006,424
Indirect consumer	869,460	871,086	823,019

Total portfolio loans	5,528,063	5,529,535	5,704,198
Less: Allowance for loan losses	(153,007)	(172,726)	(224,117)

Net portfolio loans	5,375,056	5,356,809	5,480,081
Loans held for sale	13,627	10,402	38,121
Premises and equipment	95,795	97,970	102,162
Goodwill	318,150	318,150	318,150
Other intangible assets	6,850	7,428	9,626
Bank owned life insurance	221,268	220,280	218,016
Other assets	115,809	110,030	115,019

Total assets	$9,577,346	$9,462,849	$9,724,113

Liabilities
Noninterest-bearing deposits	$1,692,865	$1,614,311	$1,413,920
Interest-bearing demand deposits	993,143	951,590	956,676
Savings deposits	2,771,150	2,627,665	2,646,851

Core deposits	5,457,158	5,193,566	5,017,447
Time deposits	2,033,204	2,201,375	2,674,058

Total deposits	7,490,362	7,394,941	7,691,505
Federal funds purchased and securities sold under agreements to repurchase	34,779	40,098	40,069
Other short-term borrowings	—	—	690
Other liabilities	153,987	154,088	139,819
Long-term debt	853,599	854,185	906,629

Total liabilities	8,532,727	8,443,312	8,778,712
Shareholders’ Equity
Preferred stock—no par value	286,901	285,114	279,955
Common stock—no par value	1,435,327	1,434,803	1,432,271
Retained deficit	(675,654)	(694,560)	(752,547)
Accumulated other comprehensive loss	(1,955)	(5,820)	(14,278)

Total shareholders’ equity	1,044,619	1,019,537	945,401

Total liabilities and shareholders’ equity	$9,577,346	$9,462,849	$9,724,113

Consolidated Statements of Operations (Unaudited)

Citizens Republic Bancorp, Inc.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2012	2011
Interest Income
Interest and fees on loans	$74,879	$80,711
Interest and dividends on investment securities:
Taxable	17,309	19,610
Tax-exempt	2,254	3,086
Dividends on FHLB and Federal Reserve stock	1,140	1,125
Money market investments	215	253

Total interest income	95,797	104,785

Interest Expense
Deposits	11,096	16,375
Short-term borrowings	18	18
Long-term debt	8,564	9,778

Total interest expense	19,678	26,171

Net Interest Income	76,119	78,614
Provision for loan losses	8,397	88,724

Net interest income (loss) after provision for loan losses	67,722	(10,110)

Noninterest Income
Service charges on deposit accounts	8,985	9,429
Trust fees	3,602	3,923
Mortgage and other loan income	1,858	2,942
Brokerage and investment fees	1,324	1,108
ATM network user fees	1,808	1,755
Bankcard fees	2,457	2,238
Net gains (losses) on loans held for sale	916	(1,106)
Investment securities gains (losses)	—	(383)
Other income	3,290	3,237

Total noninterest income	24,240	23,143
Noninterest Expense
Salaries and employee benefits	33,298	31,018
Occupancy	6,696	7,562
Professional services	2,023	2,219
Equipment	3,303	3,052
Data processing services	4,048	4,352
Advertising and public relations	1,335	569
Postage and delivery	1,099	1,116
Other loan expenses	3,186	5,255
(Gains) losses on other real estate (ORE)	(385)	9,122
ORE expenses	450	1,768
Intangible asset amortization	578	828
Other expense	11,470	14,795

Total noninterest expense	67,101	81,656

Income (Loss) before Income Taxes	24,861	(68,623)
Income tax provision	—	55

Net Income (Loss)	24,861	(68,678)
Dividend on redeemable preferred stock	(5,955)	(5,627)

Net Income (Loss) Attributable to Common Shareholders	$18,906	$(74,305)

Net Income (Loss) Per Common Share:
Basic	$0.47	$(1.89)
Diluted	0.47	(1.89)
Average Common Shares Outstanding:
Basic	39,446	39,406
Diluted	39,446	39,406

Selected Quarterly Information (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share amounts)	2012	2011	2011	2011	2011
Summary of Operations
Net interest income	$76,119	$78,049	$78,841	$77,606	$78,614
Provision for loan losses	8,397	15,007	17,481	17,596	88,724
Noninterest income	24,240	24,363	24,427	23,325	23,143
Noninterest expense	67,101	66,640	65,411	69,444	81,656
Income tax provision (benefit)	—	2,521	(12,568)	(10,266)	55
Net income (loss)	24,861	18,244	32,944	24,157	(68,678)
Net income (loss) attributable to common shareholders (1)	18,906	12,347	27,183	18,456	(74,305)
Taxable equivalent adjustment	1,571	1,670	1,827	1,884	2,102

Per Common Share Data (2)
Net income (loss)
Basic	$0.47	$0.31	$0.68	$0.46	$(1.89)
Diluted	0.47	0.31	0.68	0.46	(1.89)
Common book value	18.83	18.24	18.03	17.34	16.73
Tangible book value (non-GAAP)	17.88	17.24	16.96	16.22	15.53
Tangible common book value (non-GAAP)	10.75	10.16	9.92	9.22	8.49
Shares outstanding, end of period (3)	40,247,241	40,260,213	40,255,758	40,251,874	39,778,255

At Period End
Assets	$9,577,346	$9,462,849	$9,600,188	$9,495,630	$9,724,113
Earning assets	8,774,119	8,680,995	8,824,183	8,755,838	9,009,704
Portfolio loans	5,528,063	5,529,535	5,672,327	5,627,637	5,704,198
Allowance for loan losses	153,007	172,726	190,354	206,292	224,117
Deposits	7,490,362	7,394,941	7,539,904	7,444,703	7,691,505
Long-term debt	853,599	854,185	855,670	881,112	906,629
Shareholders’ equity	1,044,619	1,019,537	1,009,143	979,722	945,401

Average for the Quarter
Assets	$9,521,386	$9,523,184	$9,596,275	$9,664,939	$9,898,921
Earning assets	8,750,078	8,761,435	8,856,072	8,942,348	9,231,042
Portfolio loans	5,508,528	5,632,432	5,663,058	5,668,752	6,051,407
Allowance for loan losses	172,509	190,163	206,119	223,922	295,232
Deposits	7,441,693	7,452,137	7,546,615	7,605,707	7,729,960
Long-term debt	853,912	856,206	862,479	905,902	971,076
Shareholders’ equity	1,028,494	1,017,082	991,602	963,932	1,002,290

Financial Ratios (annualized)
Return on average assets	1.05%	0.76%	1.36%	1.00%	(2.81)%
Return on average shareholders’ equity	9.72	7.12	13.18	10.05	(27.79)
Average shareholders’ equity / average assets	10.80	10.68	10.33	9.97	10.13
Net interest margin (FTE) (4)	3.56	3.62	3.63	3.56	3.53
Efficiency ratio (non-GAAP)	65.20	61.39	59.89	63.85	67.09
Allowance for loan losses as a percent of portfolio loans	2.77	3.12	3.36	3.67	3.93
Allowance for loan losses as a percent of nonperforming loans(5)	202.56	197.56	190.09	185.90	182.72
Allowance for loan losses as a percent of nonperforming assets(5)	168.87	168.97	139.01	147.99	127.82
Nonperforming loans as a percent of portfolio loans(5)	1.37	1.58	1.77	1.97	2.15
Nonperforming assets as a percent of total loans plus ORAA(5)(6)	1.63	1.84	2.39	2.46	3.04
Nonperforming assets as a percent of total assets(5)	0.95	1.08	1.43	1.47	1.80
Ratio of net charge-offs during period to average portfolio loans	2.05	2.30	2.34	2.51	10.77
Leverage ratio	8.71	8.45	8.21	7.83	7.39
Tier 1 capital ratio	13.70	13.51	12.81	12.43	11.90
Total capital ratio	14.97	14.84	14.14	13.77	13.24

(1)

Net income (loss) attributable to common shareholders includes a non-cash dividend to preferred shareholders of $6.0 million in the first quarter of 2012 and $5.9 million, $5.8 million, $5.7 million and $5.6 million in the fourth, third, second, and first quarters of 2011.

(2)	Per common share data, as well as number of shares, were adjusted to reflect the 1 for 10 reverse stock split effective 7/1/11.

(3)	Includes participating shares which are restricted stock units and restricted shares.

(4)	Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a tax rate of 35%.

(5)	Nonperforming loans/assets exclude troubled debt restructurings (TDRs) that are on an accrual status and performing in accordance with their modified terms.

(6)	Other real estate assets acquired (“ORAA”) include loans held for sale.

Loan Portfolios (in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Land hold	$5,387	$6,542	$6,818	$7,426	$17,273
Land development	7,226	13,104	22,232	22,507	22,744
Construction	6,410	5,847	5,410	8,111	23,297
Income producing	877,461	913,755	975,262	1,019,551	1,038,674
Owner-occupied	590,575	605,113	634,179	664,647	692,296

Total commercial real estate	1,487,059	1,544,361	1,643,901	1,722,242	1,794,284
Commercial and industrial	1,657,140	1,543,529	1,531,492	1,349,803	1,353,167

Total commercial	3,144,199	3,087,890	3,175,393	3,072,045	3,147,451

Residential mortgage	611,166	637,245	654,561	708,164	727,304
Direct consumer	903,238	933,314	954,831	978,319	1,006,424
Indirect consumer	869,460	871,086	887,542	869,109	823,019

Total consumer	2,383,864	2,441,645	2,496,934	2,555,592	2,556,747

Total portfolio loans	$5,528,063	$5,529,535	$5,672,327	$5,627,637	$5,704,198

Delinquency Rates By Loan Portfolio

	March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011		March 31, 2011
30 to 89 days past due (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$—	—%	$21	0.3%	$—	—%	$571	7.69%	$509	2.95%
Land development	130	1.81	—	—	216	0.97	—	—	—	—
Construction	—	—	—	—	—	—	1,722	21.23	—	—
Income producing	1,447	0.16	2,508	0.27	3,325	0.34	1,597	0.16	4,817	0.46
Owner-occupied	5,177	0.88	2,345	0.39	5,817	0.92	6,524	0.98	1,981	0.29

Total commercial real estate	6,754	0.45	4,874	0.32	9,358	0.57	10,414	0.60	7,307	0.41
Commercial and industrial	2,887	0.17	2,454	0.16	2,594	0.17	3,637	0.27	6,177	0.46

Total commercial	9,641	0.31	7,328	0.24	11,952	0.38	14,051	0.46	13,484	0.43
Residential mortgage	7,568	1.24	9,544	1.50	9,079	1.39	11,564	1.63	10,279	1.41
Direct consumer	14,002	1.55	17,810	1.91	18,629	1.95	20,393	2.08	17,210	1.71
Indirect consumer	8,780	1.01	13,067	1.50	9,898	1.12	10,681	1.23	10,187	1.24

Total consumer	30,350	1.27	40,421	1.66	37,606	1.51	42,638	1.67	37,676	1.47

Total delinquent loans	$39,991	0.72	$47,749	0.86	$49,558	0.87	$56,689	1.01	$51,160	0.90

Nonperforming Assets
	March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011		March 31, 2011
(in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$—	—%	$—	—%	$167	2.45%	$167	2.25%	$1,154	6.68%
Land development	207	2.87	213	1.62	12	0.05	379	1.68	78	0.35
Construction	150	2.34	150	2.57	257	4.76	559	6.89	395	1.70
Income producing	18,566	2.12	21,171	2.32	23,227	2.38	20,180	1.98	28,250	2.72
Owner-occupied	20,716	3.51	23,798	3.93	27,540	4.34	21,169	3.18	21,738	3.14

Total commercial real estate	39,639	2.67	45,332	2.94	51,203	3.11	42,454	2.47	51,615	2.88
Commercial and industrial	14,629	0.88	16,946	1.10	18,536	1.21	20,995	1.56	25,785	1.91

Total nonaccruing commercial	54,268	1.73	62,278	2.02	69,739	2.20	63,449	2.07	77,400	2.46

Residential mortgage	11,137	1.82	11,312	1.78	13,074	2.00	30,693	4.33	30,385	4.18
Direct consumer	8,895	0.98	12,115	1.30	14,704	1.54	13,944	1.43	13,043	1.30
Indirect consumer	1,074	0.12	953	0.11	1,256	0.14	1,281	0.15	1,169	0.14

Total nonaccruing consumer	21,106	0.89	24,380	1.00	29,034	1.16	45,918	1.80	44,597	1.74

Total nonaccruing loans	75,374	1.37	86,658	1.57	98,773	1.74	109,367	1.94	121,997	2.14
Loans 90+ days still accruing	164	0.00	770	0.01	1,368	0.02	1,604	0.03	660	0.01

Total nonperforming portfolio loans	75,538	1.37	87,428	1.58	100,141	1.77	110,971	1.97	122,657	2.15
Nonperforming held for sale	3,264		2,372		20,134		11,395		30,359
Other repossessed assets acquired	11,803		12,422		16,665		17,032		22,227

Total nonperforming assets	$90,605		$102,222		$136,940		$139,398		$175,243

Restructured loans still accruing	$17,911		$32,347		$12,206		$12,682		$12,714
Commercial inflows	$14,027		$13,269		$23,901		$24,370		$29,486
Commercial outflows	(22,036)		(20,730)		(17,611)		(38,321)		(128,477)

Net change	$(8,009)		$(7,461)		$6,290		$(13,951)		$(98,991)

Net Charge-Offs	Three Months Ended
	March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011			March 31, 2011
(in thousands)	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*		$	% of Portfolio*
Land hold	$—	—%	$(33)	(2.00)%	$—	—%	$4,719	N/M	%	$4,942	N/M	%
Land development	(83)	(4.64)	3,079	93.21	43	0.76	38	0.68		4,439	79.15
Construction	(101)	(6.33)	(4)	(0.24)	(5)	(0.34)	(1)	(0.04)		5,578	97.09
Income producing	4,151	1.90	11,924	5.18	3,156	1.28	8,228	3.24		77,589	30.30
Owner-occupied	2,537	1.73	5,791	3.80	2,129	1.33	3,149	1.90		25,260	14.80

Total commercial real estate	6,504	1.76	20,757	5.33	5,323	1.28	16,133	3.76		117,808	26.63
Commercial and industrial	3,029	0.74	1,032	0.27	1,225	0.32	7,176	2.13		32,013	9.59

Total commercial	9,533	1.22	21,789	2.80	6,548	0.82	23,309	3.04		149,821	19.30

Residential mortgage	5,076	3.34	1,170	0.73	18,364	11.13	4,431	2.51		3,400	1.90
Direct consumer	10,935	4.87	6,930	2.95	5,710	2.37	5,605	2.30		5,496	2.21
Indirect consumer	2,572	1.19	2,746	1.25	2,797	1.25	2,076	0.96		1,921	0.95

Total consumer	18,583	3.14	10,846	1.76	26,871	4.27	12,112	1.90		10,817	1.72

Total net charge-offs	$28,116	2.05	$32,635	2.30	$33,419	2.34	$35,421	2.51		$160,638	10.77

*	Represents an annualized rate.

N/M—Not Meaningful

Summary of Loan Loss Experience

	Three Months Ended
(in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Allowance for loan losses—beginning of period	$172,726	$190,354	$206,292	$224,117	$296,031

Provision for loan losses	8,397	15,007	17,481	17,596	88,724

Charge-offs:
Commercial and industrial	2,388	1,490	994	4,016	29,712
Small business	1,265	399	1,132	3,853	4,078
Commercial real estate	8,997	21,581	5,860	16,371	118,721

Total commercial	12,650	23,470	7,986	24,240	152,511
Residential mortgage	5,210	1,366	18,369	4,659	3,403
Direct consumer	11,527	7,544	6,398	6,522	6,468
Indirect consumer	3,251	3,229	3,430	2,639	2,472

Total charge-offs	32,638	35,609	36,183	38,060	164,854

Recoveries:
Commercial and industrial	376	609	721	524	1,603
Small business	248	248	180	169	174
Commercial real estate	2,493	824	537	238	913

Total commercial	3,117	1,681	1,438	931	2,690
Residential mortgage	134	197	5	228	3
Direct consumer	592	613	688	917	972
Indirect consumer	679	483	633	563	551

Total recoveries	4,522	2,974	2,764	2,639	4,216

Net charge-offs	28,116	32,635	33,419	35,421	160,638

Allowance for loan losses—end of period	$153,007	$172,726	$190,354	$206,292	$224,117

Non-GAAP Reconciliation

(in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Efficiency Ratio (non-GAAP)
Net interest income (A)	$76,119	$78,049	$78,841	$77,606	$78,614
Taxable equivalent adjustment (B)	1,571	1,670	1,827	1,884	2,102
Investment securities gain (losses) (C)	—	38	3	(993)	(383)
Noninterest income (D)	24,240	24,363	24,427	23,325	23,143
Noninterest expense (E)	67,101	66,640	65,411	69,444	81,656
(Gains) losses on ORE and ORE Expenses (F)	65	2,076	1,739	2,384	10,890
Intangible amortization (G)	578	688	732	778	828
Efficiency ratio: (E-F-G)/(A+B-C+D) (non-GAAP)	65.20%	61.39%	59.89%	63.85%	67.09%

Tangible Common Equity to Tangible Assets (non-GAAP)
Total assets	$9,577,346	$9,462,849	$9,600,188	$9,495,630	$9,724,113
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(6,850)	(7,428)	(8,116)	(8,848)	(9,626)

Tangible assets (non-GAAP)	$9,252,346	$9,137,271	$9,273,922	$9,168,632	$9,396,337

Total shareholders’ equity	$1,044,619	$1,019,537	$1,009,143	$979,722	$945,401
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(6,850)	(7,428)	(8,116)	(8,848)	(9,626)

Tangible equity (non-GAAP)	$719,619	$693,959	$682,877	$652,724	$617,625

Tangible equity	$719,619	$693,959	$682,877	$652,724	$617,625
Preferred stock	(286,901)	(285,114)	(283,360)	(281,642)	(279,955)

Tangible common equity (non-GAAP)	$432,718	$408,845	$399,517	$371,082	$337,670

Tier 1 Common Equity (non-GAAP)
Total shareholders’ equity	$1,044,619	$1,019,537	$1,009,143	$979,722	$945,401
Qualifying capital securities	73,667	73,667	73,667	73,667	73,667
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Accumulated other comprehensive loss	1,955	5,820	1,075	923	14,278
Other intangible assets	(6,850)	(7,428)	(8,116)	(8,848)	(9,626)

Tier 1 capital (regulatory)	$795,241	$773,446	$757,619	$727,314	$705,570

Tier 1 capital (regulatory)	$795,241	$773,446	$757,619	$727,314	$705,570
Qualifying capital securities	(73,667)	(73,667)	(73,667)	(73,667)	(73,667)
Preferred stock	(286,901)	(285,114)	(283,360)	(281,642)	(279,955)

Total Tier 1 common equity (non-GAAP)	$434,673	$414,665	$400,592	$372,005	$351,948

Net risk-weighted assets (regulatory)	$5,800,014	$5,723,333	$5,912,527	$5,850,177	$5,929,802

Equity to assets	10.91%	10.77%	10.51%	10.32%	9.72%
Tier 1 common equity (non-GAAP)	7.49	7.24	6.77	6.36	5.93
Tangible equity to tangible assets (non-GAAP)	7.78	7.59	7.36	7.12	6.57
Tangible common equity to tangible assets (non-GAAP)	4.68	4.47	4.31	4.05	3.59

Pre-tax pre-provision profit (non-GAAP)

	Three Months Ended
(in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Net income (loss)	$24,861	$18,244	$32,944	$24,157	$(68,678)
Income tax provision (benefit)	—	2,521	(12,568)	(10,266)	55
Provision for loan losses	8,397	15,007	17,481	17,596	88,724
Net (gains) losses on loans held for sale	(916)	217	(1,952)	(1,179)	1,106
Investment securities (gains) losses	—	(38)	(3)	993	383
(Gains) losses on other real estate (ORE)	(385)	1,081	1,210	1,355	9,122
Fair-value adjustment on bank owned life insurance (1)	(205)	(100)	385	48	(100)
Fair-value adjustment on swaps (1)	(61)	(46)	268	77	114

Pre-tax pre-provision profit (non-GAAP)	$31,691	$36,886	$37,765	$32,781	$30,726

(1)	Fair-value adjustment amounts contained in line item “Other income” on Consolidated Statements of Operations

Noninterest Income and Noninterest Expense

	Three Months Ended
(in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Service charges on deposit accounts	$8,985	$9,724	$10,362	$9,753	$9,429
Trust fees	3,602	3,747	3,622	3,811	3,923
Mortgage and other loan income	1,858	2,705	2,089	1,883	2,942
Brokerage and investment fees	1,324	1,243	1,188	1,533	1,108
ATM network user fees	1,808	1,837	1,993	1,926	1,755
Bankcard fees	2,457	2,468	2,482	2,468	2,238
Net gains (losses) on loans held for sale	916	(217)	1,952	1,179	(1,106)
Investment securities gains (losses)	—	38	3	(993)	(383)
Other income	3,290	2,818	736	1,765	3,237

Total noninterest income	$24,240	$24,363	$24,427	$23,325	$23,143

Salaries and employee benefits	$33,298	$30,952	$30,280	$31,265	$31,018
Occupancy	6,696	6,326	6,125	6,047	7,562
Professional services	2,023	2,311	2,394	2,407	2,219
Equipment	3,303	3,326	2,918	2,841	3,052
Data processing services	4,048	3,709	3,823	4,247	4,352
Advertising and public relations	1,335	1,298	2,179	1,802	569
Postage and delivery	1,099	1,165	1,142	1,120	1,116
Other loan expenses	3,186	3,497	3,941	3,314	5,255
(Gains) losses on other real estate (ORE)	(385)	1,081	1,210	1,355	9,122
ORE expenses	450	995	529	1,029	1,768
Intangible asset amortization	578	688	732	778	828
Other expense	11,470	11,292	10,138	13,239	14,795

Total noninterest expense	$67,101	$66,640	$65,411	$69,444	$81,656

Average Balances, Yields and Rates

	$000,000,000	$000,000,000	$000,000,000	$000,000,000	$000,000,000	$000,000,000
	Three Months Ended
	March 31, 2012		December 31, 2011		March 31, 2011
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$349,652	0.25%	$273,714	0.25%	$416,756	0.25%
Investment securities:
Taxable	2,548,390	2.72	2,481,094	3.00	2,313,467	3.39
Tax-exempt	215,344	6.44	225,093	6.53	278,679	6.81
FHLB and Federal Reserve stock	117,942	3.88	123,508	3.25	143,873	3.16
Portfolio loans:
Commercial and industrial	1,573,933	5.61	1,539,811	5.32	1,422,574	4.59
Commercial real estate	1,521,448	5.04	1,620,479	5.02	2,045,360	5.30
Residential mortgage	627,721	4.31	647,491	4.55	741,818	4.76
Direct consumer	920,030	5.89	943,445	5.98	1,024,979	6.12
Indirect consumer	865,396	6.42	881,206	6.58	816,676	6.79

Total portfolio loans	5,508,528	5.48	5,632,432	5.45	6,051,407	5.40
Loans held for sale	10,222	4.54	25,594	3.12	26,860	5.50

Total earning assets	8,750,078	4.47	8,761,435	4.59	9,231,042	4.67
Nonearning Assets
Cash and due from banks	143,008		141,138		143,957
Premises and equipment	96,986		98,526		104,399
Investment security fair value adjustment	49,832		46,065		32,229
Other nonearning assets	653,991		666,183		682,526
Allowance for loan losses	(172,509)		(190,163)		(295,232)

Total assets	$9,521,386		$9,523,184		$9,898,921

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$973,664	0.17	$937,024	0.18	$951,770	0.23
Savings deposits	2,708,522	0.28	2,645,821	0.31	2,629,296	0.40
Time deposits	2,128,916	1.67	2,269,233	1.73	2,753,306	1.95
Short-term borrowings	38,683	0.19	45,020	0.19	41,187	0.18
Long-term debt	853,912	4.03	856,206	4.12	971,076	4.08

Total interest-bearing liabilities	6,703,697	1.18	6,753,304	1.25	7,346,635	1.44
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,630,591		1,600,059		1,395,588
Other liabilities	158,604		152,739		154,408
Shareholders’ equity	1,028,494		1,017,082		1,002,290

Total liabilities and shareholders’ equity	$9,521,386		$9,523,184		$9,898,921

Interest Spread		3.29%		3.33%		3.23%
Contribution of noninterest bearing sources of funds		0.27		0.29		0.30

Net Interest Margin		3.56%		3.62%		3.53%